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                                                                    EXHIBIT 23.7

                          [LETTERHEAD OF FIRST ALBANY]

We hereby consent to the use in the Registration Statement of XCare.net, Inc. on Form S-4 and in the joint proxy statement/prospectus which is part of the Registration Statement, of our opinion dated May 14, 2001, appearing as Annex D to such joint proxy statement/prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                                        FIRST ALBANY CORPORATION

                                                        By: /s/ FAC/EQUITIES
                                                        -----------------------

Boston, Mass.
June 28, 2001